EXHIBIT 4.2

CENTRAL SECURITIES CORPORATION

By-Laws

As Amended to September 17, 2009

OFFICES

1.  The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company of America.

2.  The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.

SEAL

3.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware."  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

STOCKHOLDERS' MEETINGS

4.  Meetings of the stockholders shall be held at such place either within or without the State of Delaware as the directors may designate.

5.  An annual meeting of stockholders, commencing with the year 1979, shall be held on the second Wednesday of March in each year, at 11:00 o'clock A.M., or at such other hour as the directors may designate, or on such other day and at such hour as the directors may designate, when the stockholders shall elect by ballot, a board of directors, and transact such other business as may properly be brought before the meeting.

6.  The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present.  At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

7.  At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

8.  Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at least ten days prior to the meeting.

9.  A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the secretary.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the corporation.  Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present at the meeting.

10.  Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

11.  Business transacted at all special meetings shall be confined to the objects stated in the call.

12.  Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, at least ten days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

DIRECTORS

13.  The property and business of this corporation shall be managed by its board of directors, six in number.  Directors need not be stockholders.  They shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.

The number of directors may be increased or decreased from time to time by alteration of these by-laws.  In case of an increase in number, the additional directors shall be elected by the board.

14.  The directors may hold their meetings and have one or more offices, and keep the books of the corporation, except the original or duplicate stock ledger, outside of Delaware, at such places as they may from time to time determine.

15.  If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office until the next annual election and until a successor or successors have been duly elected, unless sooner displaced.

16.  In addition to the powers and authority by these by-laws expressly conferred upon it, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

COMMITTEES OF DIRECTORS

17.  The board of directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and my have power to authorize the seal of the corporation to be affixed to all papers which may require.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

18.  The committees shall keep regular minutes of their proceedings and report the same to the board when required.

COMPENSATION OF DIRECTORS

19.  Directors may, by resolution of the board, receive a retainer for their services as directors, and, in addition to any such retainer, by resolution of the board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

20.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

MEETING OF THE BOARD

21.  The newly elected board may meet at such place and time either within or without the State of Delaware as soon as may be convenient after the annual meeting of stockholders, for the purpose of organization or otherwise, and no notice of such meeting, if held at the time and place specified for the holding of the regular meeting of the Board next after the annual meeting of stockholders, shall be necessary to the newly elected directors in order to legally constitute the meeting, provided, a majority of the whole board shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

22.  Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time by determined by the board.

23.  Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

24.  At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

OFFICERS

25.  The officers of the corporation shall be chosen by the directors, and shall be a president, a secretary and a treasurer.  The board of directors may also choose a chairman of the board from their own number, and may also choose one or more vice-presidents, assistant secretaries and assistant treasurers.  The secretary and treasurer may be the same person, and a vice-president, if one is chosen, may hold at the same time the office of secretary or treasurer.

26.  The board of directors, at its first meeting after each annual meeting of stockholders, may choose a chairman from its own number and shall choose a president from its own number, and a secretary and a treasurer who need not be members of the board.  It may also choose one or more vice-presidents, assistant secretaries and assistant treasurers who need not be members of the board.

27.  The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

28.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

29.  The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.  If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

CHAIRMAN OF THE BOARD OF DIRECTORS

29(a).  The chairman of the board of directors shall preside at all meetings of the board of directors.  He shall be authorized in the name and on behalf of the corporation to execute contracts and leases, sign and endorse notes, drafts, and checks, and shall have such other duties and powers as may from time to time be delegated to him by the board of directors of the corporation.

THE PRESIDENT

30.  The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and, in the absence of the chairman of the board of directors, at all meetings of the directors.  He shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

31.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.

32.  He shall be ex officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

VICE-PRESIDENTS

33.  The vice-presidents, if one or more are appointed, in order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

34.  The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.  He shall be sworn to the faithful discharge of his duty.

35.  The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.

THE TREASURER AND ASSISTANT TREASURERS

36.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors.

37.  He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

38.  He shall give the corporation a bond if required by the board of directors in a sum, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

39.  The assistant treasurers in the order of the seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall prescribe.

DUTIES OF OFFICERS MAY BE DELEGATED

40.  In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire board concurs therein.

SHARES OF STOCK

41.  The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued.  They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary.  Where any such certificate is countersigned by a transfer agent, other than the corporation or its employee, or by a registrar, other than the corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed.  The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided, however, in lieu of such requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.

The board of directors may by resolution or resolutions provide that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares.  Notwithstanding the preceding sentence, every holder of uncertificated shares, upon request, shall be entitled to receive from the corporation a certificate representing the number of shares registered in such shareholder’s name on the books of the corporation.

TRANSFERS OF STOCK

42.  Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and with regard to certificated shares, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

CLOSING OF TRANSFER BOOKS

43.  The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

44.  The corporation shall be entitled to treat the holder of record of any share or shares of stock (including any holder registered in a book-entry or direct registration system maintained by the corporation or a transfer agent or a direct registrar designated by the board of directors) as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

LOST CERTIFICATE

45.  Any person claiming a certificate of stock to be lost or destroyed, shall make such affidavit or affirmation of that fact as the board of directors, in its discretion, may require, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as it may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do; provided, however, that in its discretion, the board of directors may, with respect to any class or series of stock of the corporation, delegate to any officer of the corporation the authority to pass upon the necessity for such affidavit or affirmation and the necessity for and amount of an indemnity bond relating to lost certificates representing such class or series of stock of the corporation.

CHECKS

46.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

47.  The fiscal year shall begin the first day of January in each year.

DIVIDENDS

48.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock.

49.  Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

DIRECTORS' ANNUAL STATEMENT

50.  The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

NOTICES

51.  Whenever under the provisions of these by-laws notice  is required to be given to any director, officer, or a stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, by depositing and same in the post office or letterbox, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or, in default of other address, to such director, officer or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

52.  Any stockholder, director, or officer may waive any notice required to be given under these by-laws.

AMENDMENTS

53.  These by-laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, if notice of the proposed alteration or amendment be contained in the notice of the meeting; provided, however, that in the case of any change in the time or place for the election of directors, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the election is held.

INDEMNIFICATION

54.  (a) The Corporation shall indemnify, subject to the requirements of subsections (b) and (c) of this Section 54, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation to procure a judgment in its favor), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by, and in accordance with, the General Corporation Law of Delaware now or hereinafter in effect.

(b)  Nothing contained in this Section 54 or in the General Corporation Law of Delaware shall be construed to authorize the Corporation to indemnify any director or officer of the Corporation against any liability to the Corporation or to its security holders by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").  The preceding sentence shall not prevent indemnification if there has been (1) a final decision on the merits by a court or other body before whom the proceeding was brought that such director or officer was not liable by reason of Disabling Conduct or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that such director or officer was not liable by reason of Disabling Conduct, by (i) the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding ("Disinterested, Non-Party Directors") or (ii) independent legal counsel in a written opinion.

(c)  Expenses (including attorneys' fees) incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in accordance with the General Corporation Law of Delaware now or hereinafter in effect; provided, however, that no such advance shall be made to any director or officer unless prior to the payment thereof (1) such director or officer shall provide a security for his undertaking, (2) the Corporation shall be insured against losses arising by reason of any lawful advances or (3) a majority of a quorum of the Disinterested, Non-Party Directors of the Corporation, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such director, officer, employee or agent ultimately will be found entitled to indemnification.

(d)  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him under the provisions of this Section 54, except with respect to any liability of any director or officer to the Corporation or its security holders by reason of Disabling Conduct.